 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2023

KATAPULT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39116	81-4424170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5360 Legacy Drive, Building 2 Plano, TX	75024
(Address of principal executive offices)	(Zip Code)

(833) 528-2785
(Registrant’s telephone number, including area code:)

5204 Tennyson Parkway, Suite 500 Plano, TX 75024
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	KPLT	The Nasdaq Stock Market LLC
Redeemable Warrants	KPLTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 28, 2023, the Board of Directors (the “Board”) of Katapult Holdings, Inc. (the “Company”) approved and adopted amended and restated bylaws (the “Second Amended and Restated Bylaws”), which became effective the same day, to update for changes in the Delaware General Corporate Law (the “DGCL”) and implement edits related to the new Rule 14a-19 under the Securities Exchange Act of 1934, as amended (“Rule 14a-19”), including the following changes:

•Section 2.5 of the Second Amended and Restated Bylaws has been revised to reflect the updated Section 219(a) of the DGCL, which no longer requires the Company to make the stockholder list available for inspection during the stockholders’ meeting;

•Sections 2.10 and 3.17 of the Second Amended and Restated Bylaws have been amended to enhance procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submissions of proposals regarding other business at stockholders’ meetings, including (i) a requirement that detailed information be provided for parties from whom the proponent is receiving funding related to the proposal, (ii) a requirement that a nominee nominated by a stockholder for election to the Board of Directors provide written representations and agreements regarding their commitment not to become a party to any voting arrangements with third parties and their commitment to comply with the Company's stock ownership guidelines and applicable stock exchange rules, among other matters, (iii) a requirement that Nominating Persons (as defined therein) make a written representation to comply with the requirements of Rule 14a-19, (iv) a requirement if a proponent fails to comply with requirements of Rule 14a-19 or, if requested by the Company, fails to deliver reasonable evidence of the satisfaction of requirements of Rule 14a-19, then the nomination of any proposed nominee by such proponent shall be disregarded, and (v) a requirement that a Nominating Person directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white, which shall be reserved for exclusive use by the Board, among other minor edits by the Company;

•Section 6.8 of the Second Amended and Restated Bylaws has been revised to reflect the latest provisions of Section 232 of the DGCL.

The Second Amended and Restated Bylaws also include certain technical, modernizing and clarifying changes.

The foregoing description of the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws attached hereto as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
3.1	Second Amended and Restated Bylaws of Katapult Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 28, 2023	/s/ Orlando Zayas
		Name:	Orlando Zayas
		Title:	Chief Executive Officer